FORM 8-A/A

Amendment No. 1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

American Standard Companies Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-3465896
(State of incorporation or organization)	(IRS Employer I.D. No.)

One Centennial Avenue, P.O. Box 6820
Piscataway, New Jersey	08855-6820
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock Rights	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates (if applicable): Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE
EXHIBIT INDEX
AMENDMENT NO. 1 TO RIGHTS AGREEMENT
AMENDMENT NO. 2 TO RIGHTS AGREEMENT

Item 1. Description of Registrant’s Securities to be Registered.

     On February 6, 2003, the Board of Directors (the “Board”) of American Standard Companies Inc. (the “Company”) voted to amend the existing Rights Agreement, dated as of January 5, 1995, as amended by Amendment No. 1 thereto, dated as of January 13, 2003 (the “Rights Agreement”), between the Company and The Bank of New York (the “Rights Agent”). Pursuant thereto, effective February 6, 2003, the Rights Agreement was amended so that it no longer requires certain actions to be taken only by “Continuing Directors”. A copy of Amendment No. 2 to the Rights Agreement (“Amendment No. 2”), is attached hereto as Exhibit 1(b) and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to Amendment No. 2.

Item 2. Exhibits.

Exhibit Number	Description

1*	Rights Agreement, dated as of January 5, 1995, between the Company and Citibank, N.A., as Rights Agent (incorporated by reference to Exhibit 4 (xxii) to the Company’s registration statement on Form S-2, Commission File No. 33-56409).
1(a)	Amendment No. 1 to Rights Agreement, dated as of January 13, 2003, between the Company and The Bank of New York, as Rights Agent.
1(b)	Amendment No. 2 to Rights Agreement, dated as of February 6, 2003, between the Company and The Bank of New York, as Rights Agent.

*	Previously filed

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 7, 2003		AMERICAN STANDARD COMPANIES INC.

	By:	/s/ J. Paul McGrath

	Name:	J. Paul McGrath
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

1*	Rights Agreement, dated as of January 5, 1995, between the Company and Citibank, N.A., as Rights Agent (incorporated by reference to Exhibit 4 (xxii) to the Company’s registration statement on Form S-2, Commission File No. 33-56409).
1(a)	Amendment No. 1 to Rights Agreement, dated as of January 13, 2003, between American Standard Companies Inc. and The Bank of New York., as Rights Agent.
1(b)	Amendment No. 2 to Rights Agreement, dated as of February 6, 2003, between American Standard Companies Inc. and The Bank of New York, as Rights Agent.

*	Previously filed